UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 14, 2005

Open Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-02333-56	22-3173050

(Commission File Number)	(IRS Employer Identification No.)

300 Winding Brook Drive, Glastonbury, CT	06033

(Address of Principal Executive Offices)	(Zip Code)

(860) 652-3155

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.

     On February 14, 2005, the Compensation Committee of the Board of Directors of Open Solutions Inc. (the “Registrant”) adopted bonus arrangements for its executive officers for 2005. Louis Hernandez, Jr., the Company’s Chairman of the Board and Chief Executive Officer, Andrew S. Bennett, Senior Vice President & Chief Operations Officer, Carl D. Blandino, Senior Vice President & Chief Financial Officer, and Michael D. Nicastro, Senior Vice President-Marketing & Product Management, will receive a bonus based on the Registrant’s revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the fiscal year ending December 31, 2005. The target bonus payment is 50% of the recipient’s base salary (75% for Mr. Hernandez) and may be adjusted upwards or downwards if revenue and EBITDA exceed or do not meet the targets. Each of revenue and EBITDA is weighted equally in calculating the bonus. The revenue portion of the bonus will not be paid unless a threshold of 85% of the revenue target is achieved, and the EBITDA portion will not be paid unless a threshold of 50% of the EBITDA target is achieved. In addition, if (i) EBITDA exceeds the target and (ii) the average of each of revenue and EBITDA in relation to the targets (on a percentage basis) exceeds 100%, the payouts under both the revenue and EBITDA portions of the bonus (on a percentage basis) will increase at four times the rate that each of revenue and EBITDA exceed the targets (on a percentage basis). The maximum bonus payment is 100% of the recipient’s base salary (150% for Mr. Hernandez), which would be achieved if the Registrant exceeds 125% of its revenue and EBITDA targets.

     In addition, Gary E. Daniel, Senior Vice President & General Manager, Credit Union Group, James R. Kern, Senior Vice President & General Manager, Banking Group, and David G. Krystowiak, Senior Vice President & General Manager, Strategic Solutions Group, will receive a bonus based on the Registrant’s revenue and EBITDA for the fiscal year ending December 31, 2005 and the value of customer contracts executed within such recipient’s business segment (“Contract Value”) during the fiscal year ending December 31, 2005. The target bonus payment is $150,000 and may be adjusted upward if Contract Value exceeds the target or downward if revenue, EBITDA or Contract Value do not meet the targets. Each of revenue and EBITDA account for 30% of the bonus calculation, and Contract Value accounts for 40%. The revenue portion of the bonus will not be paid unless a threshold of 85% of the revenue target is achieved, the EBITDA portion will not be paid unless a threshold of 50% of the EBITDA target is achieved, and the Contract Value portion will not be paid unless a threshold of 80% of the Contract Value target is achieved. In addition, if EBITDA exceeds the target, the payout under the Contract Value portion of the bonus (on a percentage basis) will increase at four times the rate that the Contract Value exceeds the target (on a percentage basis). The maximum bonus payment for each recipient is $210,000, which would occur if the Registrant exceeds 100% of its revenue and EBITDA targets and the recipient exceeds 125% of his Contract Value target.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On February 18, 2005, the Registrant’s Board of Directors elected Dennis F. Lynch as a Class III director to serve until the Registrant’s 2006 Annual Meeting of Stockholders. Upon his election, the Registrant granted Mr. Carver a stock option to purchase 5,000 shares of common stock of the Registrant at an exercise price equal to the closing price of the Registrant’s common stock on the Nasdaq National Market on February 18, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2005	OPEN SOLUTIONS INC.

	By:	/s/ Carl D. Blandino

Carl D. Blandino
Senior Vice President, Chief Financial Officer and Treasurer